                                                                    Exhibit 10.7

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the Mark pursuant to the Company's Application for Order Granting Confidential Treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

WEST PHARMACEUTICAL SERVICES LOGO



                       WEST PHARMACEUTICAL SERVICES, [NC.


                         and its wholly owned subsidiary




                   WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.


                                       and



                     INNOVATIVE DRUG DELIVERY SYSTEMS, INC.



--------------------------------------------------------------------------------
                        CLINICAL MANUFACTURING AGREEMENT

                                (Nasal Morphine)
--------------------------------------------------------------------------------





                            Dated September 22, 2000

                        CLINICAL MANUFACTURING AGREEMENT

                 THIS IS A CLINICAL MANUFACTURING AGREEMENT (the
"Agreement"), dated as of September 22, 2000 (the "Effective Date"), among West Pharmaceutical Services, Inc., a Pennsylvania corporation, ("West") with offices at 101 Gordon Drive, Lionville, PA, 19341, its wholly owned subsidiary West Pharmaceutical Services Lakewood, Inc., a Delaware corporation with offices at 1200 Paco Way, Lakewood, New Jersey 08701 ("West/Lakewood"), and Innovative Drug Delivery Systems, Inc., a Delaware corporation, ("IDDS") with offices located at 787 Seventh Avenue, New York, New York 10019.

                                   Background

                 [ILLEGIBLE] directly and through its subsidiaries, including West Pharmaceutical Services [ILLEGIBLE] Clinical Research Centre Ltd. ("West/Nottingham") is engaged in, [ILLEGIBLE] and development of delivering pharmaceutical compounds [ILLEGIBLE] drug-delivery technology. West/Nottingham is the owner of [ILLEGIBLE]. interest in certain issued letters patent and pending patent applications relating to the use of chitosan for the transmucosal delivery of pharmaceutical compounds, including the delivery of Morphine via the nasal mucosa. West, West/Nottingham and IDDS have entered into a License Agreement, dated as of August 25, 2000 (the "License Agreement"), under which West/Nottingham has granted IDDS an exclusive worldwide license to make, have made, use, import, have imported, sell and have sold products including Morphine covered by such patents for the treatment of pain in [ILLEGIBLE].

                 [ILLEGIBLE] West/Nottingham have completed pre-clinical development work for the [ILLEGIBLE] of a product for administering Morphine via the nasal mucosa. IDDS desires that West and West/Lakewood (West and West/Lakewood are sometimes collectively referred to herein as the "West Group") manufacture the product in quantities sufficient for IDDS's clinical trials, and the West Group agrees to manufacture such clinical supplies, all on the terms and conditions set forth herein.

                                    Agreement

         Accordingly, intending to be legally bound, the Parties agree as follows:

I. Definitions. All capitalized terms used but not defined herein shall have the same meaning ascribed thereto in the License Agreement. Terms defined in this Section 1 and parenthetically elsewhere in this Agreement will throughout this Agreement have the meanings here or there provided. Defined terms may be used in the singular or in the plural, as sense shall require.

         1.1. "Clinical Product" means the product containing Morphine combined with chitosan or a chitosan derivative or salt for administration to humans and animals via the nasal mucosa for use in conducting clinical trials in support of obtaining approval to market Licensed Products including Morphine.

          1.2.     "Product Specification" means:

                   1.2.1. with respect to the unit dose nasal spray Clinical Product, the specification set forth in "Schedule A" hereto; and

                   1.2.2. with respect to the multi-dose nasal spray Clinical Product, the specification to be developed by West in cooperation with IDDS.

2. Agreement to Manufacture, Package, Purchase and Sell. The West Group agrees to manufacture, package and sell to IDDS, and IDDS agrees to purchase from the West Group, the Clinical Product.

3. Requirements Contract. IDDS agrees to purchase from the West Group one hundred percent (100%) of IDDS's requirements for conducting all of its clinical trials for the Clinical Product and all other activities necessity or appropriate to obtain Regulatory Agency approval in the Major Market Countries for the marketing of the Clinical Product in the Field of Use. IDDS shall be excused from the requirements of this
         Section 3 if and to the extent that:

         3.1. IDDS is required by law or a Regulatory Agency to use Clinical Product manufactured by a third Person in support of the development and commercialization of a Licensed Product to be manufactured by a third Person; or

         3.2. the West Group is unable to supply 100% of IDDS's requirements for Clinical Product.

4. Material Supply. The West Group will supply the materials and components necessary for the manufacture and packaging of the Clinical Product, as set forth and subject to the limitations of "Schedule B" hereto.

5. Price. The price for the Clinical Product to be manufactured and sold hereunder is set forth in Schedule B hereto.

6. Taxes. All sales, use, gross income or other taxes, and import and export duties levied by any governmental body, except U.S. federal and state and foreign income taxes, relating to the Clinical Product manufactured hereunder shall be paid by IDDS. If the West Group is required to pay any such taxes or duties IDDS shall reimburse the West Group within 30 days of receipt of West's or West/Lakewood's invoice therefor.

7.       Purchase Orders and Forecasts: DEA Requirements.

         7.1. Firm orders for Clinical Product shall be placed by IDDS in writing or orally, provided that all oral orders are confirmed in writing promptly thereafter. All orders shall specify quantities ordered, delivery request date, shipping instructions and such other information as the West Group may reasonably request in order to allow the West Group to fill the order. Lead times on orders will be established by the West Group in writing.

          7.2. To assure timely delivery of Clinical Product, the West Group and IDDS shall cooperate fully in estimating and scheduling orders of Clinical Product to be placed by IDDS. Prior to the end of each calendar year during the term of this Agreement, IDDS shall provide to the West Group IDDS's estimate of its quarterly requirements of Clinical Product for the next calendar year. Clinical Product shall be delivered only in response to firm IDDS purchase orders indicating exact quantities ordered and requested delivery dates.

         7.3. IDDS shall, by March 1 of each calendar year, use its best efforts to provide the West Group with all information on IDDS's requirements for Morphine (and any other drug or other substance listed as a "controlled substance" under Section 811 of the Controlled Substances Act) for the subsequent calendar year (e.g., by March 1, 2001 for calendar year 2002) necessary for the West Group to file the appropriate regulatory applications with the U.S. Drug Enforcement Agency.

8. Order Cancellations. Orders are subject to cancellation, change, reduction in amount or suspension of deliveries only by mutual agreement of the parties or upon 90 days prior written notice. IDDS may cancel any order that the West Group fails to deliver in accordance with the terms of this Agreement.

9. Delivery and Payment Terms. Delivery and payments terms are as set forth in Schedule B hereto. If delivery is deferred, the goods may be stored as provided in Section 11 hereof

10. Delivery: Risk of Loss. All sales are F.O.B. point of manufacture. Shipping dates are estimates only, which are not guaranteed and are based upon prompt receipt from IDDS of all necessary shipping and other information. The West Group reserves the right to make delivery in installments, which shall be separately invoiced and paid for by IDDS when due per invoice, without regard to subsequent deliveries.

11. Storage. If Clinical Product is not shipped within 30 days after notification has been made to IDDS that they are ready for shipping for any reason beyond the West Group's control, including IDDS's failure to give shipping instructions, the West Group may store the Clinical Product at IDDS's risk and expense in a warehouse or upon the West Group's premises, and IDDS will pay all handling, transportation and storage costs at the prevailing commercial rates promptly following the West Group's submission of invoices for such costs.

 12. Insurance. Until payment in full of the purchase price, IDDS shall maintain insurance covering all Clinical Product sold by the West Group to IDDS in such amounts and against such risks as is customary by companies engaged in the same or similar business and similarly located, and shall, upon the West Group's request, furnish evidence of such insurance reasonably satisfactory to the West Group.

13. Inspection. IDDS will examine each shipment upon its arrival at the specified destination and will promptly notify the West Group in writing of any shortage, loss or damage apparent under reasonable visual examination. Failure by IDDS to notify the West Group within 15 days of such examination will constitute a waiver of all claims for such shortage, loss or damage. Claims for loss or damage to Clinical Product in transit by common carrier must be made to the carrier and not the West Group-

14.      Clinical Product Warranties: Remedies and Limitations of Liability:
         Indemnification.

         14.1. Representations and Warranties. Each of West and West/Lakewood represents and warrants to IDDS that:

                  14.1.1. at the time of delivery, all Clinical Product will conform to the applicable Product Specification; and

                  14.1.2. the Clinical Product will be manufactured and packaged in accordance with all applicable laws, rules and regulations.

                  THE FOREGOING CONSTITUTE THE SOLE WARRANTIES AND ARE IN LIEU OF ALL OTHER EXPRESSED AND IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The foregoing warranties run only to IDDS. There are no oral promises, representations or warranties collateral to or affecting this Agreement.

         14.2. Limitation of Remedies. If any of the Clinical Product sold hereunder shall be proved to be nonconforming with the specifications, the West Group will replace such nonconforming Clinical Product, or at the West Group's option, provide IDDS with a credit for the invoice price, plus IDDS's shipping costs, with respect to the Clinical Product in question. Clinical Product claimed to be nonconforming shall not be returned without the West Group's prior written approval. The West Group may request that IDDS destroy nonconforming Clinical Product at the West Group's expense, such destruction to be carried out in compliance with applicable law and certified in writing by an appropriate officer of IDDS. THE PROVISIONS OF THIS SECTION 14.2 SETS FORTH IDDS'S EXCLUSIVE REMEDY, AND WEST'S AND WEST/LAKEWOOD'S SOLE LIABILITY, ON ANY

         CLAIM, WHETHER IN TORT, CONTRACT, OR OTHERWISE RELATING TO OR ARISING OUT OF DEFECTIVE OR NON CONFORMING CLINICAL PRODUCT AND IN NO EVENT SHALL WEST OR WEST/LAKEWOOD BE LIABLE FOR INDEMNIFICATION OF IDDS ON ACCOUNT OF ANY CLAIM ASSERTED AGAINST IDDS OR FOR ANY OTHER FURTHER DAMAGE, COST, EXPENSE OR LIABILITY OF ANY KIND WHATSOEVER, WHETHER DIRECT OR INDIRECT, INCLUDING WITHOUT LIMITATION INCIDENTAL OR CONSEQUENTIAL DAMAGES TO IDDS OR ITS AFFILIATES ARISING FROM OR RELATED TO ANY DEFECT IN MATERIALS OR WORKMANSHIP, EXCEPT TO THE EXTENT THAT SUCH DAMAGE, COST, EXPENSE OR LIABILITY ARISES FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF WEST OR WEST/LAKEWOOD.

14.3.    Indemnification.

         14.3.1. Indemnification by the West Group. Each of West and West/Lakewood shall indemnify, defend and hold IDDS, its directors, trustees, officers, employees and Affiliates harmless from and against any and all claim, loss, damage, liability, injury, cost or expense, including without limitation expenses of litigation and reasonable attorneys' fees, (collectively "Damages") arising out of or in connection with any claims made or suits brought against IDDS to the extent arising from the gross negligence or willful misconduct of West or West/Lakewood, or their Affiliates, subcontractors or agents; provided however that West and West/Lakewood shall not be obligated to provide indemnification hereunder to the extent that any Damages result from the gross negligence or willful misconduct of IDDS.

         14.3.2. Indemnification by IDDS. IDDS shall indemnify, defend and hold West and West/Lakewood and their directors, trustees, officers, employees and Affiliates harmless from and against any and all Damages (including without limitation the death of or injury to any individual or out of any damage to property) arising out of or in connection with any claims made or suits brought against West or West/Lakewood to the extent arising from the gross negligence or willful misconduct of IDDS, its Affiliates, subcontractors and agents; provided however that IDDS shall not be obligated to provide indemnification hereunder to the extent that any Damages result from the gross negligence or willful misconduct of West or West/Lakewood.

15.      Term and Termination.

         15.1. Term and Expiration. This Agreement shall become effective as of the Effective Date and, unless terminated earlier pursuant to this Section 15, shall remain in effect for a period of two
                  (2) years, or if earlier until the last to occur Launch Date after the Clinical Product has been Launched in all Major Market Countries.

         15.2.    Termination. This Agreement may be terminated as follows:

                  15.2.1.  By mutual consent of the parties at any time.

                  15.2.2. By either West or IDDS upon written notice to the other:

                  (a) in the event of a default by the other party in the due observance or performance of any covenant, condition or limitation of this Agreement or the License Agreement, but only if the defaulting party will not have remedied its default within 30 days (or five days if the default is the failure to pay money when due) after receipt of written notice of such default from the non-defaulting party; or

                  (b) if the other party is adjudicated a bankrupt, if insolvency, bankruptcy, reorganization, debt adjustment or liquidation proceedings are instituted against such party and not dismissed within 60 days after the institution thereof, if a receiver or trustee is appointed for such party and its assets, or if such party makes a general assignment for the benefit of its creditors.

                  15.2.3. Survival. Notwithstanding the termination of this Agreement, all rights and obligations of the parties that by their terms survive termination shall remain unaffected until the complete satisfaction or expiration thereof

16.      Miscellaneous Provisions.

         16.1. Force Majeure. No party hereto shall be held liable or responsible to any other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the party failing to perform or delayed in performing including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

 16.2. Assignment. This Agreement may not be assigned or otherwise transferred by any party without the consent of the other parties; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

 16.3. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the parties. The parties shall in such an instance use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

 16.4. Notices Any notice or other communication pursuant to this Agreement will be deemed duly made or given: (i) when delivered by hand; (ii) 10 business days after it is mailed, certified or return receipt request, with postage prepaid; (iii) when sent, if sent by telecopy (with receipt confirmed) or (iv) when receipt is signed for when sent by Federal Express, DHL or other express delivery service. Notices will be addressed as follows:

          If to the West Group to:

          West Pharmaceutical Services, Inc.
          101 Gordon Drive
          Lionville, Pennsylvania 19341
          Attention:  Division President, Drug Delivery Systems
          Telecopier: 610 594-3013

          With a required copy to:

          West Pharmaceutical Services, Inc.
          101 Gordon Drive
          Lionville, Pennsylvania 19341
          Attention:  General Counsel
          Telecopier: 610 594-3013

         If to IDDS to:

         Innovative Drug Delivery Systems, Inc.
         787 Seventh Avenue
         New York, NY 10019
         Attention:  David M. Tanen
         Telecopier: 212 554-4355

17.5. Governing Law/Jurisdiction. This Agreement is acknowledged to have been made in and shall be construed, governed, interpreted and applied in accordance with the federal patent laws and the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of laws provisions. The state and federal courts in Pennsylvania shall have exclusive jurisdiction over any litigation arising under this Agreement.

17.6. Arbitration Clause. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, which remains unsettled following diligent efforts by each party to reach a mutually acceptable resolution of such claim or controversy, shall be settled by arbitration administered by the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This Section shall not prevent any party from seeking equitable relief

17.7. Entire Agreement. This Agreement, the Schedules attached hereto and incorporated herein by reference, and the Confidentiality Agreement among the Parties entered into as of the Effective Date constitute the entire Agreement between the parties with respect to the subject matter hereof, and supersede all proposals, oral or written, purchase orders, confidentiality agreements and all other communications between the parties with respect to such subject matter.

17.8. Modifications. The terms and conditions of this Agreement may be amended only by a written instrument duly executed by the Parties.

17.9. Headings. The headings and captions preceding the Sections hereof are inserted solely for convenience of reference, and will not constitute part of this Agreement, nor will they affect its meaning, construction or effect.

17.10. Independent Contractors. It is expressly agreed that West/Lakewood and IDDS are independent contractors with respect to this Agreement and that the relationship between them created by this Agreement shall not constitute a partnership, joint venture or agency. No party hereto shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on any other party, without the prior consent of the party to do so.

17.11. Waiver. The waiver by any party of any right hereunder or the failure t perform or of a breach by any other party shall not be deemed a waiver
         o any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

17.12. Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.





By: /s/ Mark C. Rogers
   ---------------------------------------------
   Mark C. Rogers, M.D., Chairman





WEST PHARMACEUTICAL SERVICES, INC.





By:  /s/ Donald E. Morel Jr.
   ---------------------------------------------
   Donald E. Morel Jr., Division President, Drug Delivery Systems


WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.





By:  /s/ Robert S. Hargesheimer
   ---------------------------------------------
   Robert S. Hargesheimer, Vice President

                                   SCHEDULE B

                       Terms of supply and price breakout

                CLINICAL MANUFACTURING AGREEMENT (NASAL MORPHINE)
                                   SCHEDULE B


                         Terms of Manufacture and Supply

1.   Unit dose devices will be used through Phase II trials.

2.   Multiple dose devices will be used in Phase III trials.

3. Pending execution of a commercial supply agreement all clinical supplies will be produced in a Class 10,000 clinical manufacturing facility.

4. West will purchase all raw materials, formulate, fill, bulk package, bulk label, and perform necessary release and stability testing on the clinical supplies under GMP conditions.

5. Prices do not include the cost of clinical or blind labeling of the product or other special handling.

6. All orders will be for the minimum batch size or whole multiples thereof, which will be shipped net of any units required to be retained for QA and/or stability testing.

7.   Payments terms are as follows:

                  40% with order
                  30% upon notification of completion of manufacturing 30% upon notification of completion of release testing

                  Other than payments required with each order, amounts are due upon invoicing.

8.   Product will be shipped at IDDS direction and cost

CLINICAL MANUFACTURING AGREEMENT (NASAL MORPHINE)
SCHEDULE B
Nasal Morphine Clinical Supply Manufacturing

--------------------------------------------------------------------------------
Unit Dose Devices

Minimum batch size = *** units
Maximum batch size = *** units

Batch set-up cost = $***
Unit cost = $*** per unit

Above costs apply to *** formulations and placebo.

The device will be a Pfeiffer standard unit dose liquid nasal device delivering 100 microliters per dose.

--------------------------------------------------------------------------------

Multi-Dose Devices

Minimum batch size = *** units

Maximum batch size *** units

The manufacturing costs per batch are broken out as follows:

Formula Strength           Batch set-up         UnIt Cost
(mg/ml morphine)              Cost                 Cost
----------------           ------------         ---------
    ***                       $***               $***
    ***                       $***               $***
    ***                       $***               $***
    ***                       $***               $***

The device system will consist of a standard multi-dose liquid nasal device (such as a Valois VP-7) delivering 100 microliters of nasal morphine solution per dose and a 15 ml amber glass vial filled with 12 ml of morphine solution.

--------------------------------------------------------------------------------

Stability Testing

Cost per batch tested = $***

Stability tests follow ICH guidelines as follows:

 - Stability of batch Including shelf life determination
 - Storage @ 25C/60%RH (inverted & upright), Testing @ 1,3,6,9,12,18,24 & 36 months
 - Storage @ 40C/175%RH (Inverted & upright), Testing @ 0,1,3,6 & 9 months
 - Test by Method I, Method II, USP [791], USP [788], USP [755], Torque & Visual inspection

Note that the following unit volumes are necessary in order to perform the above described stability testing:

   Unit dose - *** units/batch tested
   Multi-dose - *** units/batch tested
--------------------------------------------------------------------------------

*** Represents material which has been omitted pursuant to an Application for Order Granting Confidential Treatment and filed separately with the Commission.